Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE
Adams Golf Announces Results for Second Quarter 2008
PLANO, TEXAS, August 4, 2008 — Adams Golf (NasdaqCM:ADGF) today reported net sales of $33.3 million for the second quarter ended June 30, 2008 compared to $30.4 million for the comparable period of 2007, a gain of 9%. The Company also reported net income of $1.6 million, or $0.21 per diluted share, for the second quarter ended June 30, 2008, compared to net income of $2.5 million, or $0.33 per diluted share, for the comparable period of 2007.
The Company reported record net sales of $61.3 million for the six month period ended June 30, 2008, compared to net sales of $58.2 million for the comparable period of 2007, a gain of 5%. The Company reported net income of $2.4 million, or $0.32 per diluted share, for the six month period ended June 30, 2008, compared to net income of $6.3 million, or $0.82 per share, for the comparable period of 2007.
“In light of today’s economic conditions, we are pleased with our second quarter performance,” said Mr. Chip Brewer, CEO and President of Adams Golf. “We successfully grew both our absolute revenues and our market shares during the quarter while, in my opinion, continuing to strengthen our brand and market positions.
“Revenues in fairway woods and drivers increased 29% and 52%, respectively, for the second quarter of 2008 compared to the comparable period of 2007. These gains were driven by good acceptance of our Insight XTD line of woods and increased sell-through in our Idea hybrid product lines. Improving these positions has been a key corporate objective and we’re pleased with our progress here. The supply issues for both the Insight XTD hybrid-fairway wood and driver products, which we experienced in the first quarter, were ameliorated in the second quarter. Sell-through for the Insight XTD hybrid-fairway wood product line and our Idea hybrids continued to be strong in the second quarter and we appear to be achieving modest market share gains.
“Revenues in irons increased 3% for the second quarter of 2008 compared to the comparable period of 2007. We are pleased with our iron sell-though and market share performance during the quarter and we believe we strengthened our market positions in this category. Our Idea a3/a3OS line of irons ended the second quarter as the # 1 brand of irons at off course golf shops, with 7.4% share. Idea remains the # 1 selling hybrid iron set brand in golf.”
Mr. Brewer continued, “The Company introduced the Idea Pro Gold line of hybrids and hybrid iron sets in the second quarter of 2008. These premium products are aimed at skilled players, and the Idea Pro Gold hybrids utilize Adams’ Boxer Technology™ to improve performance for this segment. This product line was the follow-up to our Idea Pro line of hybrids and hybrid iron sets. The Idea Pro Gold and Idea Pro line of hybrids have become the most-played hybrid on the PGA, Champions and Nationwide tours, as reflected in year-to-date performance statistics from the Darrell Survey. We have won the hybrid count in 25 of 33 PGA Tour events in 2008, including the hybrid counts at all three major championships played to date, as well as every hybrid count in every 2008 event on the Champions and Nationwide tours.
“The second quarter was clearly a more satisfying quarter than the first quarter,” Mr. Brewer concluded. “Market conditions continued to remain challenging in the second quarter, but the market share of our Idea line of hybrid iron sets and year-over-year strength in our woods lines drove increased revenue growth in the quarter. We remain pleased with our progress in developing our market positions, organization and brand. Looking forward, we believe market conditions will likely remain challenging for the balance of 2008 but we believe we have shown that we can continue to make progress towards our growth and brand goals despite tough conditions. Looking further forward, we remain firmly optimistic regarding our long-term prospects for growth and creation of shareholder value.”

Adams Golf will host a conference call at 4:30 p.m. Eastern time on Tuesday, August 5th, 2008, with Chip Brewer, CEO and President, and Eric Logan, Chief Financial Officer, to review Adams’ 2008 second quarter and year-to-date financial results. For telephone access to the conference call, dial 888-241-0558 or 647-427-3417 for international calls, and request connection to the Adams Golf conference call. The conference ID # is 58718779.
This press release contains “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to statements using terminology such as “may,” “will,” “expect,” “forward,” “future,” “intend,” “estimate,” “anticipate,” “plan,” “seek” or “believe,” and “belief.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the following: the ability to maintain historical growth in revenue and profitability; the ability to generate sufficient revenue to cover our investments; retail inventory levels and their effect on future orders; the ability to generate shareholder value; product development difficulties; product approval and conformity to governing body regulations; assembly difficulties; competing product introductions; patent infringement risks; uncertainty of the ability to protect intellectual property rights; market demand and acceptance of products; the impact of changing economic conditions; the success of our marketing strategy; the success of our tour strategy; our dependence on a limited number of customers; business conditions in the golf industry; reliance on third parties, including suppliers; the actions of competitors, including pricing, advertising and product development risks concerning future technology; the management of sales channels and re-distribution; investor audience, interest or valuation; and events and other factors detailed under “Risk Factors” in our Securities and Exchange Commission filings. These filings can be obtained by visiting the corporate governance section of our website at www.adamsgolf.com or by contacting Adams Golf Investor Relations at InvestorInfo@adamsgolf.com.
Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Adams Golf undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.
For more information, please contact:
Patty Walsh
Director, Investor Relations
Adams Golf — (972) 673-9000
InvestorInfo@adamsgolf.com

Lebisky

ADAMS GOLF, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 30,	December 31,
	2008	2007
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$2,106	$11,265
Trade receivables, net of allowance for doubtful accounts of $975 (unaudited) and $512 in 2008 and 2007, respectively	32,768	18,009
Inventories, net	27,691	28,745
Prepaid expenses	1,775	743
Other current assets	1,389	1,432

Total current assets	65,729	60,194

Property and equipment, net	1,225	1,046
Deferred tax asset — non current	8,877	8,877
Other assets, net	710	1,069

	$76,541	$71,186

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$10,964	$9,205
Accrued expenses	9,861	8,682
Other current liabilities	15	—

Total current liabilities	20,840	17,887

Other liabilities	23	—

Total liabilities	20,863	17,887

Stockholders’ equity:
Preferred stock, $0.01 par value; authorized 1,250,000 shares; none issued	—	—
Common stock, $.001 par value; authorized 12,500,000 shares; 6,826,186 and 6,547,847 shares issued and 6,453,318 and 6,221,724 shares outstanding at June 30, 2008 (unaudited) and December 31, 2007, respectively	7	7
Additional paid-in capital	92,268	91,737
Accumulated other comprehensive income	2,303	2,555
Accumulated deficit	(34,395)	(36,746)
Treasury stock, 372,868 common shares at June 30, 2008 and 326,123 at December 31, 2007, at cost	(4,505)	(4,254)

Total stockholders’ equity	55,678	53,299

	$76,541	$71,186

ADAMS GOLF, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net sales	$33,260	$30,403	$61,261	$58,211

Cost of goods sold	19,524	17,101	35,414	32,714

Gross profit	13,736	13,302	25,847	25,497

Operating expenses:
Research and development expenses	793	818	1,879	1,629
Selling and marketing expenses	9,125	7,711	16,780	13,417
General and administrative expenses	2,200	2,194	4,750	4,108

Total operating expenses	12,118	10,723	23,409	19,154

Operating income	1,618	2,579	2,438	6,343

Other income (expense):
Interest income (expense), net	(54)	20	(20)	44
Other income (expense), net	(1)	(49)	(51)	(36)

Income before income taxes	1,563	2,550	2,367	6,351
Income tax expense	9	33	16	80

Net income	$1,554	$2,517	$2,351	$6,271

Net income per common share — basic	$0.25	$0.42	$0.37	$1.04

diluted	$0.21	$0.33	$0.32	$0.82